Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-126236, 333-163804, 333-176591) of Appliance Recycling Centers of America, Inc. of our report dated March 22, 2013, relating to the consolidated financial statements of Appliance Recycling Centers of America, Inc. and Subsidiaries, which appears on page 30 of this annual report on Form 10-K for the year ended December 29, 2012.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Minneapolis, Minnesota
March 22, 2013